As filed with the Securities and Exchange Commission on July 11, 2022

Registration No. 333-265998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SIYATA MOBILE INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Columbia (Canada)	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

SIYATA MOBILE INC.

1001 Lenoir Street, Suite A-414

Montreal, Quebec, Canada, H4C 2Z6

+1-514-500-1181

(Address and telephone number of registrant’s principal executive offices)

Carmel Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018 USA

(646) 838-1310

(Name, address, and telephone number of agent for service)

 Copies to:

Ross D. Carmel, Esq. Carmel Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, New York 10018 USA (646) 838-1310

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-265998) is being filed solely to file the form of trust indenture as Exhibit 4.6. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the filed Exhibit 4.6. The prospectus contained in Part I of the Registration Statement is unchanged and has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$9,270
FINRA filing fee	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Printing expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 8.	Indemnification of Directors and Officers.

Section 160 of the Business Corporation Act authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) unless such individual did not act honestly and in good faith with a view to the best interests of the company and, in the case of a proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Upon completion of this offering, our articles will provide that we shall indemnify directors and officers to the extent required or permitted by law.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (A) paragraphs (a)(1)(i) and (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this registration statement, and (B) paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1†	Form of Specimen Share Certificate

4.2*	Form of Warrant Certificate

4.3*	Form of Warrant Agreement

4.4*	Form of Rights Certificate

4.5*	Form of Rights Agreement

4.6	Form of Indenture

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

5.1†	Opinion of Cassels Brock & Blackwell LLP, Canadian legal counsel to the Registrant

5.2†	Opinion of Carmel Milazzo & Feil LLP, U.S. legal counsel to the Registrant

23.1†	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

23.2†	Consent of Carmel Milazzo & Feil LLP (included in Exhibit 5.2)

23.3†	Consent of Davidson & Company LLP, independent registered public accounting firm

24.1†	Power of Attorney (included on the Signature Page hereof)

25.1**	Statement of Eligibility of Trustee under the Indenture on Form T-1

107†	Filing fee table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type 305B2.

†	Previously filed on the Form F-3 (File No. 333-265998) with the Securities and Exchange Commission on July 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec on this 11th day of July, 2022.

SIYATA MOBILE INC.

By:	/s/ Marc Seelenfreund
Marc Seelenfreund
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marc Seelenfreund	Chief Executive Officer and Director	July 11, 2022
Marc Seelenfreund	(Principal Executive Officer)

/s/ Gerald Bernstein*	Chief Financial Officer
Gerald Bernstein	(Principal Accounting and Financial Officer)	July 11, 2022

/s/ Peter Goldstein*
Peter Goldstein	Chairman	July 11, 2022

/s/ Michael Kron*
Michael Kron	Director	July 11, 2022

/s/ Lourdes Felix*
Lourdes Felix	Director	July 11, 2022

 *By Marc Seelenfreund, his or her attorney-in-fact.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Marc Seelenfreund, the duly authorized representative of the Registrant in the United States, has signed this registration statement, solely in the capacity of the duly authorized representative, on July 11, 2022.

By:	/s/ Marc Seelenfreund
Name: Marc Seelenfreund
Title: Chief Executive Officer and Director